UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2003

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of December 2003 Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 46 thereof, entered into various agreements relating to Rosehill Place of Topeka, L.L.C., a Kansas limited partnership (the "Operating Partnership") on behalf of Series 46 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 18, 2003 (the "Operating Partnership Agreement"), pursuant to which Series 46 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 48 unit apartment complex for senior citizens located at Topeka in Shawnee County, KS, which is known as Rosehill Apartments (the "Apartment Complex"). The Apartment Complex consists of 24 buildings containing 48 two-bedroom units. Amenities include a community room, laundry facilities, off-street parking, dishwasher and washer/dryer hookup. Construction of the Apartment Complex commenced in October 2003 and is scheduled for completion in September 2004. 100% Occupancy is scheduled for December 2004.

The Operating Partnership expects to receive permanent financing in the amount of $2,435,000 (the "Permanent Mortgage") from Bank of Commerce. The Permanent Mortgage is expected to bear interest at 7.25%for the first 12 months and 7.50% thereafter payable over a 30 year amortization period and a 30 year term

It is expected that 75% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Continental Realty, (the "General Partner"). The principal of the General Partner is Ivan L. Haugh.

Series 46 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $2,540,504 to the Operating Partnership in 5 installments as follows:

    $1,524,302 (the "First Installment") on the latest of (A) the Admission Date, (B) the closing of the Construction Loan, (C) Tax Credit Set-Aside or (D) the Construction Permitting Date, which Installment shall first be applied to repay in full the Predevelopment Loan and all interest accrued thereon;

(2) $635,126 (the "Second Installment "), shall be paid on the later of (A) the 50% Completion Date and (B) receipt by the Investment Member of all draw requests submitted to date and all supporting invoices and other documentation as the Investment Member may reasonably request, provided that such Installment shall be funded, at the option of the Investment Member, to the Construction Lender or the Company for disbursement in accordance with draw requests submitted by the Managing Member in accordance with the Construction Loan Documents;

(3) $45,412 (the "Third Installment") on the latest of (A) the Completion Date, (B) receipt of an updated Title Policy in form and substance satisfactory to the Special Member, which policy in no event shall contain a survey exception, (C) receipt by the Investment Member of the Contractor Pay-Off Letter, an Estoppel Letter from each Lender and evidence of satisfaction of the Insurance Requirements and the Due Diligence Recommendations, and (D) Permanent Mortgage Commencement, provided that if the payment of the Third Installment is needed to achieve Permanent Mortgage Commencement, such installment may be paid to so achieve Permanent Mortgage Commencement if all other conditions to the payment of such installment have been satisfied;

(4) $259,447 (the "Fourth Installment") upon the latest of (A) Cost Certification, (B) the Initial100% Occupancy Date, (C) Rental Achievement, (D) unless no such Carryover Allocation is required under Section 42 of the Code, receipt by the Investment Member of the Carryover Allocation, the Carryover Certification and all accompanying documentation submitted to the Credit Agency, (E) State Designation, or (F) receipt by the Investment Member of the Initial Compliance Audit which shows no material noncompliance (as set forth in Section 12.7(n)); and

(5) $76,215 (the "Fifth Installment") upon the receipt by the Investment Member of a copy of the properly filed Company federal income tax return and an audited Company financial statement for the year in which Rental Achievement occurs;

The First and Second Installments have been paid by Series 46.

The total Capital Contribution of Series 46 to the Operating Partnership is based on the Operating Partnership receiving $3,299,690 in Tax Credits during the 10-year period commencing in December 2004 of which 99.99% ($3,299,360) will be allocated to Series 46 as the Investment Limited Partner of the Operating Partnership.

Series 46 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	80%	80%
Series 46	99.99%	19.99%	20%
Special Limited Partner	0%	0.001%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 46.

Series 46 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2004 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $3,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 10.2(a) of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2004 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $3,000. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 10.2(a) of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $804,802. The Development Fee, of which $644,140 is differed, shall be due and payable only in accordance with Section 6 of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form

S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 3, 2004

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President